Exhibit 99.1

SAFESTITCH MEDICAL, INC. TO PRESENT AT JEFFERIES 2010 GLOBAL LIFE SCIENCES CONFERENCE

MIAMI—(BUSINESS WIRE)—SafeStitch Medical, Inc. (OTCBB: SFES) announced today that senior management will present at the Jefferies 2010 Global Life Sciences Conference on Tuesday, June 8, 2010 at 10:30 AM EDT. The conference will be held at the Grand Hyatt New York in New York City.

SafeStitch senior management will provide a review of recent corporate developments.
The Company’s presentation slides will be available on the SafeStitch website on the day of the presentation. To access the slides go to the Company’s website at www.SafeStitch.com and click on the icon for the Investor Relations home page.

About SafeStitch Medical, Inc.
Miami-based SafeStitch Medical, Inc. is a medical device company primarily developing endoscopic and minimally invasive surgical devices. SafeStitch’s product portfolio includes endoscopic gastroplasty devices for bariatric (obesity) surgery and repair of gastroesophageal reflux disorder (GERD), as well as the AMID Stapler™, Standard BiteBlock, Airway BiteBlock and SMART DilatorTM. SafeStitch has also started development of devices for excision and diagnosis of Barrett’s esophagus and natural orifice transluminal endoscopic surgery (NOTES). Information about the Company may be found on its website at: www.safestitch.com.

Contact:
SafeStitch Medical, Inc., Miami, 305-575-4600
Jeffrey G. Spragens, CEO
Dr. Stewart B. Davis, COO
Adam S. Jackson, CFO